Exhibit 99.5

                                                                  [Company Logo]

                            Celanese Press Conference


                                December 16, 2003

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What are the Primary Elements of Blackstone Offer?

        o To launch voluntary public offer to acquire all outstanding shares of Celanese AG for(euro)32.50 per share
        o Considering net financial debt, pension, retiree medical and related obligations proposal values Celanese at(euro)3.1 billion
        o       Pre-funding of (euro) 380 million in pension obligations
        o       Growth Capital available


  (euro)3.1 billion

   Net Financial
 Debt (euro)446 mio

    Pension and
       Other
    Obligations

   (euro)1.039 bn

    Equity Value
   (euro)1.614 bn

  Offer Valuation

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Celanese - Our Path to Value Creation

        o       Meaningful restructuring
        o       Successful portfolio optimization:
                [ ] Focus on core business
                [ ] (euro)1 billion external growth
                [ ] (euro)1.3 billion internal growth
        o       Installed a performance-oriented culture
        o       Strong cash generation and balance sheet (BBB investment grade)
        o       Share price performance since demerger:  +80% since 1999

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Growth Platforms

                                Value added                          Markets

Performance                                                       Automotive.
                                                                  E+E, Medical
                                        Ticona                      devices
                                       Technical
                                       Polymers
                                                                 Adhesives,
                                                              Paints, Coatings,
                                  Emulsions,                         Paper
                              Polyvinylalcohol

Building
 Blocks          Acetyls
            Basic Chemicals



Retain & leverage strengths in commodities - Build higher margin performance markets

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Taking Celanese Forward

        o       A focused chemical company with strong cash generation
        o       Strategy to accelerate internal growth and productivity
        o       Stronger focus on external growth - selective acquisitions
        o       Greater financial flexibility

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The Blackstone Offer Supports All Stakeholders

        o       Our Shareholders:
                [ ] 13% premium over weighted average closing share price
                [ ] Doubling since de-merger in 1999

        o       Our Employees:
                [ ] Blackstone has a track record of constructive cooperation with management teams
                [ ] Commitment to positive employee relations

        o       Our Strategy:
                [ ] Broader financial basis
                     - Future growth
                     - Continued value creation

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Blackstone Capital Partners

        o       A global leader in Private Equity since 1985
        o       Manages more than $14 billion through its various funds
        o       Has completed many landmark transactions
        o       A stated philosophy to only engage in "friendly" transactions

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Next Steps Following Today's Announcement

    Submission of
   offer document        Review of offer                                       Further
      to German            document by                   Acceptance           acceptance
   regulator BaFin            BaFin                        period               period

       Max. 4 weeks         Max. 15                      Approx. 6              2 weeks
                          working days                     weeks

Announcement                Publication                                Publication   Publication
                              of other                                      of         of final
                              document                                  acceptance    acceptance
                                                                          level         level
                                        Opinion of Management
                                          Board, Supervisory
                                        Board and (if desired)
                                            Works Council

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                                                                  [Company Logo]

Disclaimer

     Forward-looking statements (statements which are not historical facts) in these charts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 ("The Safe Harbor Provisions"). Investors of Celanese are cautioned that all forward-looking statements involve risks and uncertainties, including those risks and uncertainties detailed in Celanese's filings with the Securities and Exchange Commission, copies of which are available from Celanese. The Safe Harbor Provisions have not been judicially determined to be applicable to this release to the extent it constitutes soliciting materials.

     Holders of Celanese shares should read the reasoned opinions (begrundete Stellungnahmen) to be prepared by the management board and the supervisory board in accordance with the German Securities Acquisition and Takeover Act and Celanese's solicitation/recommendation statement on Schedule 14D-9 when they become available, because such documents will contain important information about the public tender offer. Investors will be able to obtain for free the reasoned opinions (begrundete Stellungnahmen) and the solicitation/recommendation statement on Schedule 14D-9 and other documents filed at the U.S. Securities and Exchange Commission at the Commission's website http://www.sec.gov. Copies of the reasoned opinions (begrundete Stellungnahmen) and the Schedule 14D-9 will also be available for free from Celanese.

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